Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in Part B to the Registration Statement of Fidelity Revere Street Trust: Fidelity Securities Lending Cash Central Fund, Fidelity Cash Central Fund, and Fidelity Municipal Cash Central Fund which is included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 31, 2001